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                                                                   EXHIBIT 24


                               POWER OF ATTORNEY
                               -----------------


        Know all men by these presents:

        Arabella, S.A., a Corporation duly incorporated under the laws of Luxembourg corporation with its principal address at RCB49756 35, rue Glesener, L-1631 Luxembourg, does hereby appoint Robert T. Tucker as its Attorney-in-fact with respect to the matters hereinafter set forth:

        1. To execute as Attorney-in-fact, on its behalf a certain Schedule 13D relating to JB Oxford Holdings, Inc. which Schedule 13D is to be filed with the Securities and Exchange Commission, Washington, D.C.;

        2. To take any and all actions which said Attorney-in-fact deems reasonable or necessary in connection with the foregoing; and

        3. To do all of the foregoing as fully and effectually as it could do itself.

        This Power of Attorney should continue in full force until revoked by Arabella, S.A.



        IN WITNESS WHEREOF, Arabella, S.A. has caused this Power of Attorney to be signed by its duly authorized officer, and sealed with the corporate seal this 24th day of May, 1996.


                                            Arabella, S.A.



                                            by: /s/ ALFRED WIEDEIKHER
                                                -----------------------------
                                                Maitre Alfred Wiedeikher
                                                Director


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